SECRETARY OF STATE
                                 STATE OF NEVADA



                                CORPORATE CHARTER


I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that CACTUS SPINA, INC. did on APRIL 16, 1996, file in this office the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.



                              IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office, in Las Vegas, Nevada, on JANUARY 25, 1999.


                                  /s/ Dean Heller
                                      Secretary of State


                              By  /s/ Delaina Marzullo
                                      Certification Clerk

                           CERTIFICATE OF AMENDMENT OF
                            ARTICLES OF INCORPORATION
                            (After Issuance of Stock)

                               CACTUS SPINA, INC.
                               Name of Corporation


     The undersigned, James E. Pitochelli, President and Secretary of Cactus Spina, Inc., does hereby certify:

     That the Board of Directors of said corporation at a meeting duly convened, held on the 12th day of January, 1999, adopted a Resolution to amend the original Articles of Incorporation as follows:

     RESOLVED: That the number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 100,000,000;

     RESOLVED: That the authorized stock of the company be and is hereby amended as follows: 100,000,000 shares of Common Stock with a par value of .001 per share

     RESOLVED: That the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.


/s/ JAMES E. PITOCHELLI
    ----------------------
    James E. Pitochelli
    President


/s/ JAMES E. PITOCHELLI
    ----------------------
    James E. Pitochelli
    Secretary


STATE OF NEVADA
COUNTY OF CLARK

     On this 25th day of January, 1999, personally appeared before me, a Notary Public, the following named individual, James E. Pitochelli, President and Secretary of Cactus Spina, Inc., who acknowledged that he executed the above instrument.

/s/ COLETTE THORNE
    ------------------
    Colette Thorne
    Notary Public

(Notary Seal)